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Exhibit 25

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Richard Prokosch
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3918

(Name, address and telephone number of agent for service)

Packaging Corporation of America

(Issuer with respect to the Securities)

Delaware (State or other jurisdiction of incorporation or organization)	36-4277050 (I.R.S. Employer Identification No.)
1900 West Field Court Lake Forest, Illinois (Address of Principal Executive Offices)	60045 (Zip Code)

Debt Securities
(Title of the Indenture Securities)

FORM T-1

Item 1.  GENERAL INFORMATION. Furnish the following information as to the Trustee.

    a)
    Name and address of each examining or supervising authority to which it is subject.

                                 Comptroller of the Currency
                                Washington, D.C.

    b)
    Whether it is authorized to exercise corporate trust powers.

                          Yes

Item 2.  AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

    None

Items 3-15  Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.  LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

    1.
    A copy of the Articles of Association of the Trustee.*

    2.
    A copy of the certificate of authority of the Trustee to commence business.*

    3.
    A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

    4.
    A copy of the existing bylaws of the Trustee.**

    5.
    A copy of each Indenture referred to in Item 4. Not applicable.

    6.
    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

    7.
    Report of Condition of the Trustee as of December 31, 2007 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*
Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**
Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

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SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 28th of February, 2008.

By:	/s/ RICHARD PROKOSCH Richard Prokosch Vice President
By:	/s/ RAYMOND HAVERSTOCK Raymond Haverstock Vice President

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Exhibit 6

CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 28, 2008

By:	/s/ RICHARD PROKOSCH Richard Prokosch Vice President
By:	/s/ RAYMOND HAVERSTOCK Raymond Haverstock Vice President

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Exhibit 7
U.S. Bank National Association
Statement of Financial Condition

As of 12/31/2007

($000's)

12/31/2007
Assets
Cash and Balances Due From	$9,024,655
Depository Institutions
Securities	39,255,677
Federal Funds	4,047,600
Loans & Lease Financing Receivables	152,471,755
Fixed Assets	2,646,126
Intangible Assets	11,878,619
Other Assets	13,435,071

Total Assets	$232,759,503
Liabilities
Deposits	$138,532,653
Fed Funds	13,357,453
Treasury Demand Notes	0
Trading Liabilities	441,993
Other Borrowed Money	42,507,172
Acceptances	0
Subordinated Notes and Debentures	7,697,466
Other Liabilities	7,475,923

Total Liabilities	$210,012,660
Equity
Minority Interest in Subsidiaries	$1,546,263
Common and Preferred Stock	18,200
Surplus	12,057,586
Undivided Profits	9,124,794

Total Equity Capital	$22,746,843
Total Liabilities and Equity Capital	$232,759,503

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ RICHARD PROKOSCH Vice President

Date: February 28, 2008

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FORM T-1
SIGNATURE
Exhibit 6
CONSENT
Exhibit 7 U.S. Bank National Association Statement of Financial Condition
($000's)